Exhibit 4.5
FORM OF SUBSCRIPTION AGENT AGREEMENT
THIS SUBSCRIPTION AGENT AGREEMENT ("Agreement") between Trinity Capital Corporation, a New Mexico corporation (the "Company"), and Continental Stock Transfer & Trust Company, a New York corporation ("Continental"), is dated as of  [  ], 2017.
1. Appointment.
(a) The Company is distributing, free of charge (the "Rights Offering"), to its stockholders of record at the close of business on [  ], 2017 (the "Record Date"), non-transferable subscription rights (the "Rights") to purchase up to an aggregate of [     ] shares of the Company's voting common stock, no par value per share (the "Common Stock"), subject to increase up to 2,105,263 shares of Common Stock to the extent the Reserved Shares (defined below) are not fully subscribed.  Each stockholder will receive one Right for every [___] shares of Common Stock owned.  A total of [  ] Rights are being issued and each Right entitles the stockholder to purchase one (1) share of Common Stock at a purchase price of $4.75 per whole share (the "Subscription Price").  The term "Subscribed" shall mean submitted for purchase from the Company by a stockholder in accordance with the terms of the Rights Offering, and the term "Subscription" shall mean any such submission.
(b) The Rights Offering will expire on [  ], 2017 at 5:00 p.m. Eastern Daylight Time (the "Rights Offering Expiration Time"), unless the Company shall have extended the period of time for which the Rights Offering is open, in its sole discretion, but not beyond [  ], 2017 at 5:00 p.m. Eastern Daylight Time, in which event the term "Rights Offering Expiration Time" shall mean the latest time and date at which the Rights Offering, as so extended by the Company from time to time, shall expire.
(c) The Company is also reserving for sale, at the Subscription Price, [______] shares of Common Stock for sale to our directors, officers and employees selected by us, in our sole discretion (the "Reserved Shares"), through a directed share program.  The directed share program will expire at the close of business on [  ], 2017, unless we extend it in our sole discretion.  However, we will not extend the directed share program period beyond [  ], 2017.  To the extent the maximum number of Reserved Shares are not purchased by our directors, officers and employees, such Reserved Shares will be eligible for purchase by our shareholders in the Rights Offering.
(d) The Company is also conducting a supplemental community offering to prospective new investors (the "Supplemental Offering"), which will expire on [  ], 2017 at 5:00 p.m. Eastern Daylight Time (the "Supplemental Offering Expiration Time" and each of the Rights Offering Expiration Time and the Supplemental Offering Expiration Time, an "Expiration Time," as applicable), unless the Company shall have extended the period of time for which the Supplemental Offering is open, in its sole discretion, but not beyond [  ], 2017 at 5:00 p.m. Eastern Daylight Time, in which event the term "Supplemental Offering Expiration Time" shall mean the latest time and date at which the Supplemental Offering, as so extended by the Company from time to time, shall expire.  The Rights Offering, directed share program and Supplemental Offering are referred to in this Agreement collectively as the "Offerings."
(e) The Company filed a Registration Statement on Form S-1 (File No. 333-_______) relating to the Offerings with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, on [   ], 2017 (the "Registration Statement").  The terms of the Offerings are more fully described in the Prospectus (the "Prospectus") forming part of the Registration Statement as such Registration Statement may be declared effective by the SEC.  A copy of the Prospectus is attached hereto as Exhibit 1.  All terms used and not defined herein shall have the same meaning as in the Prospectus.  Promptly after the Record Date, Continental, in its capacity as transfer agent, will generate a list of holders of Common Stock as of the Record Date (the "Record Stockholders List").
(e) The Company hereby appoints Continental to act as subscription agent (the "Subscription Agent") for the Offerings in accordance with the Prospectus and subject to the terms and conditions of this Agreement.
2. Subscription of Rights.
The Rights are evidenced by subscription rights certificates (the "Certificates"), a copy of the form of which is attached hereto as Exhibit 2.  The Certificates entitle the holders to subscribe, upon payment of the Subscription Price, for shares of Common Stock at the rate of 0.3196 of a share of Common Stock per Right evidenced by a Certificate (the "Basic Subscription Right").  Each holder of Certificates who fully exercises and subscribes for all Rights evidenced by such Certificates will have the right to subscribe for additional shares of Common Stock, if any, available as a result of any unexercised Rights (such additional subscription right being referred to hereafter as the "Over-subscription Privilege").  No fractional shares will be issued in the Offerings.
3. Directed Share Program
(a) The Company will undertake a directed share program concurrently with the Rights Offering in accordance with the terms and conditions disclosed in the Prospectus.  The directed share program will commence on the same date as the Rights Offering and will expire on the Rights Offering Expiration Date.
(b) Directors, officers and employees who are not stockholders of the Company as of the Record Date may subscribe to purchase shares of Common Stock in the directed share program by delivery to Continental as specified in the Prospectus of (i) the form of subscription agreement required by the Company (the "DSP Subscription Agreement"), duly executed by such person in accordance with and as provided by the terms and conditions of the DSP Subscription Agreement, together with (ii) the required Subscription Price, as disclosed in the Prospectus, of each share of Common Stock subscribed for in the DSP Subscription Agreement, in U.S. dollars by cashier's check or personal check, drawn on a U.S. bank, or wire transfer of immediately available funds, in each case payable to the order of Continental acting as subscription agent for the Company.
(c) Subscriptions in the directed share program must be properly delivered to Continental no later than the Rights Offering Expiration Time.  For the purpose of determining the time of delivery of any materials to Continental in the directed share program, such delivery shall be deemed to occur when such materials are received by Continental as specified in the Prospectus.  Continental will not issue or deliver certificates or statements of holding for shares subscribed for in the directed share program until payment in full therefor has been received and cleared.  If a participant in the directed share program does not make timely payment of the full amount due in connection with such participant's subscription, Continental will consult with the Company in accordance with the following sentence as to the appropriate action to be taken.  Irregular subscriptions not otherwise covered by specific instructions herein shall be submitted to an appropriate officer of the Company and handled in accordance with his or her instructions.  Such instructions will be documented by Continental indicating the instructing officer and the date thereof.
(d) If the Company has determined in its sole discretion to issue any shares of Common Stock in the directed share program, then Continental shall, subject to prior consultation with and approval by the Company, allot the shares issuable in the directed share program to those persons who have properly delivered subscriptions to Continental in the directed share program.  Subject to the prior approval of the Company, shares subscribed for in the directed share program will be allocated in the amounts of such subscriptions.  If the number of shares for which subscriptions in the directed share program have been properly delivered to Continental is greater than the number of shares that the Company in its sole discretion chooses to make available for purchase pursuant to the directed share program, then Continental shall allocate such number of shares in accordance with instructions to be provided to it by an appropriate officer of the Company.
(e) Any excess payment to be refunded by the Company to a participant in the directed share program will be mailed by Continental as soon as practicable following the Rights Offering Expiration Time and in any event within ten (10) business days after the Rights Offering Expiration Time.
4. Supplemental Offering.
(a) The Company will undertake a Supplemental Offering concurrently with the Rights Offering in accordance with the terms and conditions disclosed in the Prospectus.  The Supplemental Offering will commence on the same date as the Rights Offering and will expire on or about two weeks after the Rights Offering Expiration Time, subject to extension in the sole discretion of the Company.  The Company will provide notice to Continental of the Supplemental Offering Expiration Time.
(b) Subject to the sole discretion of the Company, a person who is not a stockholder of the Company as of the Record Date may subscribe to purchase shares of Common Stock in the Supplemental Offering by delivery to Continental as specified in the Prospectus of (i) the form of subscription agreement required by the Company (the "Supplemental Offering Subscription Agreement" and each of the DSP Subscription Agreement and the Supplemental Offering Subscription Agreement, a "Subscription Agreement," as applicable), duly executed by such person in accordance with and as provided by the terms and conditions of the Supplemental Offering Subscription Agreement, together with (ii) the required Subscription Price, as disclosed in the Prospectus, of each share of Common Stock subscribed for in the Supplemental Offering Subscription Agreement, in U.S. dollars by cashier's check or personal check, drawn on a U.S. bank or wire transfer of immediately available funds, in each case payable to the order of Continental acting as subscription agent for the Company.
(c) Subscriptions in the Supplemental Offering must be properly delivered to Continental no later than the Supplemental Offering Expiration Time.  For the purpose of determining the time of delivery of any materials to Continental in the Supplemental Offering, such delivery shall be deemed to occur when such materials are received by Continental as specified in the Prospectus.  Continental will not issue or deliver certificates or statements of holding for shares subscribed for in the Supplemental Offering until payment in full therefor has been received and cleared.  If a participant in the Supplemental Offering does not make timely payment of the full amount due in connection with such participant's subscription, Continental will consult with the Company in accordance with the following sentence as to the appropriate action to be taken.  Irregular subscriptions not otherwise covered by specific instructions herein shall be submitted to an appropriate officer of the Company and handled in accordance with his or her instructions.  Such instructions will be documented by Continental indicating the instructing officer and the date thereof.
(d) If the Company has determined in its sole discretion to issue any shares of Common Stock in the Supplemental Offering, then Continental shall, subject to prior consultation with and approval by the Company, allot the shares issuable in the Supplemental Offering to those persons who have properly delivered subscriptions to Continental in the Supplemental Offering.  Subject to the prior approval of the Company, shares subscribed for in the Supplemental Offering will be allocated in the amounts of such subscriptions.  If the number of shares for which subscriptions in the supplemental Offering have been properly delivered to Continental is greater than the number of shares that the Company in its sole discretion chooses to make available for purchase pursuant to the Supplemental Offering, then Continental shall allocate such number of shares in accordance with instructions to be provided to it by an appropriate officer of the Company.
(e) Any excess payment to be refunded by the Company to a participant in the Supplemental Offering will be mailed by Continental as soon as practicable following the Supplemental Offering Expiration Time and in any event within ten (10) business days after the Supplemental Offering Expiration Time.
(f) The minimum share purchase in the Supplemental Offering is 100 shares, subject to waiver at the sole discretion of the Company.  In the Supplemental Offering, the Company has sole discretion to accept or reject any and all subscriptions, partially or in full.
5. Duties of Subscription Agent.  As Subscription Agent, Continental is authorized and directed to perform the following:
(a) Issue the Certificates in accordance with this Agreement in the names of the holders of the Common Stock of record on the Record Date, keep such records as are necessary for the purpose of recording such issuance, and furnish a copy of such records to the Company.  The Certificates may be signed on behalf of the Subscription Agent by the manual or facsimile signature of a Vice President or Assistant Vice President of the Subscription Agent, or by the manual signature of any of its other authorized officers.
(b) Promptly after Continental receives the Record Stockholders List, Continental shall:
(i) mail or cause to be mailed, by first class mail, or deliver (which delivery may be done electronically through the facilities of the Depository Trust Company ("DTC") or otherwise) to each holder of Common Stock of record on the Record Date whose address of record is within the United States and Canada, (i) a Certificate evidencing the number of Rights to which such stockholder is entitled under the Rights Offering, (ii) a copy of the Prospectus, (iii) a Notice of Guaranteed Delivery, and (iv) a return envelope addressed to the Subscription Agent; and
(ii) mail or cause to be mailed, to each holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address, a copy of the Prospectus.  Continental shall refrain from mailing Certificates issuable to any holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address, and hold such Certificates for the account of such stockholder subject to such stockholder making satisfactory arrangements with the Subscription Agent for the exercise of the Rights evidenced thereby, and follow the instructions of such stockholder for the exercise of such Rights if such instructions are received at or before 11:00 a.m., Eastern Daylight Time, at least three business days prior to the Expiration Time.
(c) Mail or deliver (which delivery may be done electronically through the facilities of DTC or otherwise) a copy of the Prospectus with certificates for shares of Common Stock when such are issued to persons other than the registered holder of the Certificate.
(d) Accept Subscriptions upon the due exercise (including payment of the Subscription Price) on or prior to the Expiration Time of Rights in accordance with the terms of the Certificates and the Prospectus.
(e) Subject to the next sentence, accept Subscriptions from stockholders whose Certificates are alleged to have been lost, stolen, or destroyed upon receipt by Continental of an affidavit of theft, loss, or destruction and a bond of indemnity in form and substance reasonably satisfactory to Continental and the Company, accompanied by payment of the Subscription Price for the total number of Rights Subscribed.  Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable requirements, stop orders shall be placed on said Certificates and Continental shall withhold delivery of the Rights Subscribed for until after the Certificates have expired and it has been determined that the Rights evidenced by the Certificates have not otherwise been purported to have been exercised or otherwise surrendered.
(f) Accept Subscriptions, without further authorization or direction from the Company, without procuring supporting legal papers or other proof of authority to sign (including without limitation proof of appointment of a fiduciary or other person acting in a representative capacity), and without signatures of co-fiduciaries, co-representatives, or any other person:
(i) if the Certificate is registered in the name of a fiduciary and is executed by, and the Rights are to be issued in the name of, such fiduciary;
(ii) if the Certificate is registered in the name of joint tenants and is executed by both of the joint tenants;
(iii) if the Certificate is registered in the name of a corporation and is executed by a person in a manner which appears or purports to be done in the capacity of an officer, or agent thereof, provided the Rights are to be issued in the name of such corporation; or
(iv) if the Certificate is registered in the name of an individual and is executed by a person purporting to act as such individual's executor, administrator, or personal representative, provided, the Rights are to be registered in the name of the subscriber as executor or administrator of the estate of the deceased registered holder and there is no evidence indicating the subscriber is not the duly authorized representative that he purports to be.
(g) Accept Subscriptions not accompanied by Certificates if submitted by a firm having membership in the New York Stock Exchange or another national securities exchange or by a commercial bank or trust company having an office in the United States and accompanied by proper payment for the total number of Rights Subscribed.
(h) Refer to the Company for specific instructions as to acceptance or rejection of Subscriptions received after the Expiration Time, Subscriptions not authorized to be accepted, and Subscriptions otherwise failing to comply with the requirements of the Prospectus and the terms and conditions of the Certificates.  Continental and the Company shall coordinate the acceptance of Subscriptions, and no acceptance of Subscriptions shall be effective without the Company's approval under this Section 5(h).
5. Acceptance of Subscriptions.  Upon acceptance of a Subscription, Continental shall from time to time during the Offerings:
(a) Hold all monies received in a dedicated, non-interest bearing account for the benefit of the Company.  Promptly following the Expiration Time, Continental shall, upon the receipt of the Distribution Letter in the form attached hereto as Exhibit 3 and executed by the Company, distribute to the Company the funds from exercise of the Basic Subscription Rights and Over-subscription Privilege and purchase of shares of Common stock in the directed share program and the Supplemental Offering in such account and following the applicable Expiration Date issue (in physical form or electronically through the facilities of DTC, in each case in a manner approved by the Company) certificates for shares of Common Stock issuable with respect to Subscriptions that have been accepted.  Continental will not be obligated to calculate or pay interest to any holder or any other party claiming through a holder or otherwise.  It is hereby agreed immediately following the effective date of the Subscription, immediately available funds, represented by certified check or wire transfer but not personal check, will be deposited with Continental.  In the event that the Offerings or any one of them is not consummated because the Company has withdrawn, cancelled or terminated such Offering, Continental shall, upon the receipt of the Liquidation Letter in the form attached hereto as Exhibit 4 and executed by the Company, liquidate the segregated account in which the subscription monies were held as promptly as practicable and distribute the funds to each respective subscribing stockholder who elected to exercise its Rights or submitted a Subscription Agreement without interest, penalty or deduction.
(b) Advise the Company daily by email, facsimile or other electronic transmission and confirm by letter to the attention of Thomas Dolan (the "Company Representative") as to the total number of shares of Common Stock Subscribed for and the amount of funds received, with cumulative totals for each; advise the Company Representative, by telephone at (505) 662-5171, confirmed by facsimile transmission, of the amount of funds received identified in accordance with (a) above, deposited, available, or transferred in accordance with (a) above, with cumulative totals; and, in addition, maintain and update a listing of holders who have fully or partially exercised their Rights and holders who have not exercised their Rights.; and
(c) As promptly as possible but in any event on or before 3:30 p.m., Eastern Daylight Time, on the first full business day following the applicable Expiration Time, advise the Company Representative in accordance with (b) above of the number of shares of Common Stock subscribed and the number of shares of Common Stock unsubscribed.
(d) Promptly following the Rights Offering Expiration Time, Continental shall calculate the number of shares of Common Stock to which each subscriber is entitled pursuant to the Over-subscription Privilege.  The Over-subscription Privilege may only be exercised by the holder of Rights who fully exercise to purchase all of the Rights that can be exercised under the Basic Subscription Right.  The shares of Common Stock available for additional subscriptions will be those that have not been subscribed and paid for pursuant to the Basic Subscription Right and the directed share program (the "Remaining Shares").  Where there are sufficient Remaining Shares to satisfy all additional subscriptions by holders exercising their rights under the Over-subscription Privilege, each holder as of the Record Date shall be allotted the number of Remaining Shares subscribed for.  If the aggregate number of Remaining Shares subscribed for under the Over-subscription Privilege exceeds the number of Remaining Shares, the number of Remaining Shares allotted to each participant in the Oversubscription Right shall be determined in the sole discretion of the Company.
(e) Upon calculating the number of Remaining Shares to which each subscriber is entitled pursuant to the Over-subscription Privilege and the amount overpaid, if any, by each subscriber, Continental shall, as soon as practicable, furnish a list of all such information to the Company.
(f) Upon calculating the number of Remaining Shares to which each subscriber is entitled pursuant to the Over-subscription Privilege and assuming payment for the additional Remaining Shares subscribed for has been delivered, Continental shall mail, as contemplated in subsection (a) above, the certificates representing the additional securities which the subscriber has been allotted.  If a lesser number of Remaining Shares is allotted to a subscriber under the Over-subscription Privilege than the subscriber has tendered payment for, Continental shall remit the difference to the subscriber without interest, penalty or deduction at the same time as certificates representing the securities allotted pursuant to the Over-subscription Privilege are mailed.
(g) Funds received by Continental pursuant to the Basic Subscription Right, the Over-subscription Privilege, the directed share program and the Supplemental Offering shall be held by Continental in a segregated account.  Upon mailing certificates representing the securities and refunding subscribers for additional Rights or shares of Common Stock subscribed for but not allocated, if any, Continental shall promptly remit to the Company all funds received in payment of the Subscription Price for Rights and shares of Common Stock sold in the Offerings.
6. Notice of Guaranteed Delivery.  If prior to Rights Offering Expiration Time, the Subscription Agent receives (i) payment in full of the Subscription Price for the Rights being exercised and (ii) a guarantee notice substantially in the form of the notice of guaranteed delivery ("Notice of Guaranteed Delivery") delivered with the Subscription Certificate, from a financial institution having an office or correspondent in the United States, or a member firm of any registered United States national securities exchange or of Financial Industry Regulatory Authority, Inc. stating the certificate number of the Subscription Certificate relating to the Rights, the name and address of the exercising subscriber, the number of Rights represented by the Subscription Certificate held by such exercising subscriber, the number of Rights being subscribed for pursuant to the Rights and guaranteeing the delivery to the Subscription Agent of the Subscription Certificate evidencing such Rights within three (3) trading days ("Trading Days") following the date of the Notice of Guaranteed Delivery, then the Rights may be exercised even though the Subscription Certificate was not delivered to the Subscription Agent prior to the Rights Offering Expiration Time; provided that, within three Trading Days following the date of the Notice of Guaranteed Delivery, the Subscription Agent receives the properly completed Subscription Certificate evidencing the Rights being exercised, with signatures guaranteed, if required.
7. Completion of Offerings.  Upon completion of the Offerings:
(a) Continental shall issue (in physical form or electronically through the facilities of DTC, in each case in a manner approved by the Company) certificates for the shares of Common Stock for which Subscriptions have been received.
(b) The Certificates shall be issued electronically through the facilities of DTC.  The Company shall appoint and have in office at all times a Transfer Agent and Registrar for the Certificates, which may be Continental and which shall keep books and records of the registration and transfers and exchanges of Certificates (such books and records are hereinafter called the "Certificate Register").  The Company shall promptly notify the Transfer Agent and Registrar of the exercise of any Certificates.  The Company shall promptly notify Continental of any change in the Transfer Agent and Registrar of the Certificates.
(c) All Certificates issued upon any registration of transfer or exchange of Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Certificates surrendered for such registration of transfer or exchange.
(d) For so long as this Agreement shall be in effect, the Company will reserve for issuance and keep available free from preemptive rights a sufficient number of shares of Common Stock to permit the exercise in full of all Rights issued and the subscription of shares of Common Stock issued pursuant to the Offerings.  Subject to the terms and conditions of this Agreement, Continental will request the Transfer Agent for the Common Stock to issue electronically through the facilities of DTC certificates evidencing the appropriate number of shares of Common Stock as required from time to time in order to effectuate the Subscriptions.
(e) The Company shall take any and all action, including without limitation obtaining the authorization, consent, lack of objection, registration, or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, to insure that all shares of Common Stock issuable upon the exercise of the Certificates at the time of delivery of the certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and non-assessable shares of Common Stock, free from all preemptive rights and taxes, liens, charges, and security interests created by or imposed upon the Company with respect thereto.
(f) The Company shall from time to time take all action necessary or appropriate to obtain and keep effective all registrations, permits, consents, and approvals of the SEC and any other governmental agency or authority and make such filings under federal and state laws which may be necessary or appropriate in connection with the issuance and delivery of Certificates or the issuance, sale, transfer, and delivery of Common Stock issued upon exercise of Certificates.
8. Procedure for Discrepancies.   Continental shall follow its regular procedures to attempt to reconcile any discrepancies between the number of shares of Common Stock that any Certificate may indicate are to be issued to a stockholder and the number that the Record Stockholders List indicates may be issued to such stockholder.  In any instance where Continental cannot reconcile such discrepancies by following such procedures, Continental will consult with the Company for instructions as to the number of shares of Common Stock, if any, it is authorized to issue.  In the absence of such instructions, Continental is authorized not to issue any shares of Common Stock to such stockholder.
9. Procedure for Deficient Items.   The Company shall have the absolute right to reject any defective exercise of Rights or subscription for shares of Common Stock or to waive any defect in exercise.  Continental shall examine the Certificates received by it as Subscription Agent to ascertain whether they appear to have been properly completed and executed.  In the event Continental determines that any Certificate does not appear to have been properly completed or executed, or where the Certificates do not appear to be in proper form for Subscription, or any other irregularity in connection with the Subscription appears to exist, Continental shall follow, where possible, its regular procedures to attempt to cause such irregularity to be corrected.  Continental is not authorized to waive any irregularity in connection with the Subscription, unless Continental shall have received from the Company the Certificate which was delivered, duly dated and signed by an authorized officer of the Company, indicating that any irregularity in such Certificate has been cured or waived and that such Certificate has been accepted by the Company.  If any such irregularity is neither corrected nor waived, Continental will return to the subscriber (at its option by either first class mail under a blanket surety bond or insurance protecting Continental and the Company from losses or liabilities arising out of the non-receipt or nondelivery of Certificates or by registered mail insured separately for the value of such Certificates) to such subscriber's address as set forth in the Subscription any Certificates surrendered in connection therewith and any other documents received with such Certificates, and a letter of notice to be furnished by the Company explaining the reasons for the return of the Certificates and other documents.
10. Date/Time Stamp.   Each document received by Continental relating to its duties hereunder shall be dated and time stamped when received.
11. Transfer Procedures.   If certificates representing shares of Common Stock are to be delivered by Continental to a person other than the person in whose name a surrendered Certificate is registered, Continental shall issue no certificate for shares of Common Stock until the Certificate so surrendered has been properly endorsed (or otherwise put in proper form for transfer).
12. Tax Reporting.   Should any issue arise regarding federal income tax reporting or withholding, Continental shall take such action as the Company reasonably instructs in writing.
13. Termination.   The Company may terminate this Agreement at any time by so notifying Continental in writing.  Continental may terminate this Agreement upon 60 days' prior written notice to the Company.  Upon any such termination, Continental shall be relieved and discharged of any further responsibilities with respect to its duties hereunder.  Upon payment of all Continental's outstanding fees and expenses, Continental shall forward to the Company or its designee promptly any Certificate or other document relating to Continental's duties hereunder that Continental may receive after its appointment has so terminated.  Sections 13, 14, 15, and 20 of this Agreement shall survive any termination of this Agreement.
14. Authorizations and Protections.  As agent for the Company, Continental:
(a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by Continental and the Company;
(b) shall have no obligation to issue any shares of Common Stock unless the Company shall have provided a sufficient number of certificates for such Common Stock;
(c) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any Certificates surrendered to Continental hereunder or shares of Common Stock issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Offerings;
(d) shall not be obligated to take any legal action hereunder; if, however, Continental determines to take any legal action hereunder, and where the taking of such action might, in Continental's judgment, subject or expose it to any expense or liability, Continental shall not be required to act unless it shall have been furnished with an indemnity reasonably satisfactory to it;
(e) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, facsimile or other electronic transmission, or other document or security delivered to Continental and believed by it to be genuine and to have been signed by the proper party or parties;
(f) shall not be liable or responsible for any recital or statement contained in the Prospectus or any other documents relating thereto;
(g) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Offerings, including without limitation obligations under applicable securities laws;
(h) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic, or oral instructions of officers of the Company with respect to any matter relating to Continental acting as Subscription Agent covered by this Agreement (or supplementing or qualifying any such actions);
(i) may consult with counsel satisfactory to Continental, including internal counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by Continental hereunder in good faith and in reliance upon the advice of such counsel; and
(j) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.
15. Indemnification.  The Company agrees to indemnify Continental for, and hold it harmless from and against, any loss, liability, claim, or expense ("Loss") arising out of or in connection with Continental's performance of its duties under this Agreement, including the reasonable costs and expenses of defending itself against any Loss or enforcing this Agreement, except to the extent that such Loss shall have been determined by a court of competent jurisdiction to be a result of Continental's bad faith, gross negligence or willful misconduct.  The Company shall not be liable under this indemnity with respect to any claim against the Subscription Agent unless the Company is notified of the written assertion of a claim against it, or of any action commenced against it, promptly after it shall have received any such written information as to the nature and basis of the claim; provided, however, that failure by the Subscription Agent to provide such notice shall not relieve the Company of any liability hereunder if no prejudice occurs.
16. Limitation of Liability.
(a) In the absence of gross negligence or intentional misconduct on its part, Continental shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement.  Anything in this Agreement to the contrary notwithstanding, in no event shall Continental be liable for special, indirect, incidental, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Continental has been advised of the likelihood of such damages and regardless of the form of action.  Any liability of Continental will be limited to the amount of fees paid by the Company hereunder.
(b) In the event any question or dispute arises with respect to the proper interpretation of this Agreement or Continental's duties hereunder or the rights of the Company or of any holders surrendering certificates for shares of Common Stock pursuant to the Offerings, Continental shall not be required to act and shall not be held liable or responsible for refusing to act until the question or dispute has been judicially settled (and Continental may, if it deems it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all stockholders and parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Continental and executed by the Company and each such stockholder and party.  In addition, Continental may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the stockholders and all other parties that may have an interest in the settlement.
17. Representations, Warranties and Covenants.  The Company represents, warrants, and covenants that (a) it is duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation, (b) the making and completion of the Offerings and the execution, delivery, and performance of all transactions contemplated thereby (including without limitation this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the articles of incorporation or bylaws of the Company or any indenture, agreement, or instrument to which either is a party or is bound, (c) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, binding obligation of the Company, enforceable against the Company in accordance with its terms, (d) the Offerings will comply in all material respects with all material applicable requirements of law, and (e) to the best of its knowledge, there is no litigation pending as of the date hereof in connection with the Offerings.
18. Notices.  All notices, demands, and other communications given pursuant to the terms and provisions hereof shall be in writing, shall (except as provided for in Section 18 hereof) be deemed effective on the date of receipt, and may be sent by facsimile, email, overnight delivery services, or by certified or registered mail, return receipt requested to:
If to the Company:
Trinity Capital Corporation 1200 Trinity Drive Los Alamos, New Mexico 87544 Telephone: (505) 622-5171 Attn: John S. Gulas
with a copy to:
Hunton & Williams LLP 1445 Ross Avenue, Suite 3700 Dallas, Texas 75202-2799 Telephone: (214) 979-3000 Attn: Beth A. Whitaker, Esq.
If to Continental:
Continental Stock Transfer & Trust Company 1 State Street Plaza- 30th Floor New York, NY 10004 Telephone: (212) 845-3287 Facsimile: (212) 616-7616 Attn: Reorganization Department

19. Specimen Signatures.  Set forth in Exhibit 5 hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Agreement.  The Secretary of the Company shall, from time to time, certify to Continental the names and signatures of any other persons authorized to act for the Company, as the case may be, under this Agreement.
20. Instructions.  Any instructions given to Continental orally, as permitted by any provision of this Agreement, shall, upon the request of Continental, be confirmed in writing by the Company (which for these purposes only may be undertaken by e-mail transmission) as soon as practicable.  Continental shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section.
21. Fees.  Whether or not any Certificates are surrendered to Continental, for its services as Subscription Agent hereunder, the Company shall pay to Continental a fee of _________, together with reimbursement for reasonable out-of-pocket expenses.  All amounts owed to Continental hereunder are due upon receipt of the invoice.
22. Force Majeure.  Continental shall not be liable for any failure or delay arising out of conditions beyond its reasonable control including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, storms, electrical, mechanical, computer or communications facilities failures, acts of God or similar occurrences.
23. Miscellaneous.
(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of laws, rules, or principles.
(b) No provision of this Agreement may be amended, modified, or waived, except in writing signed by all of the parties hereto.
(c) Except as expressly set forth elsewhere in this Agreement, all notices, instructions, and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed as provided in Section 16 to such other address as a party hereto shall notify the other parties in writing.
(d) In the event that any claim of inconsistency between this Agreement and the terms of the Offerings arise, as they may from time to time be amended, the terms of the Offerings shall control, except with respect to Continental's duties, liabilities, and rights, including without limitation compensation and indemnification, which shall be controlled by the terms of this Agreement.
(e) If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among the parties hereto to the full extent permitted by applicable law.
(f) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.
(g) This Agreement may not be assigned by any party without the prior written consent of all parties.
(h) This Agreement may be executed in counterparts, each of which, when taken together, shall constitute one and the same agreement, and each of which may be delivered by the parties by facsimile or other electronic transmission, which shall not impair the validity of such counterparts.
(Signature page follows)

Signature Page
to
 Subscription Agent Agreement
IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.
TRINITY CAPITAL CORPORATION By: Name: John S. Gulas Title: President & Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Subscription Agent By: Name: Title:

Exhibit 1 Prospectus
Exhibit 2 Form of Subscription Rights Certificate
Exhibit 3 Distribution Letter
Exhibit 4 Liquidation Letter
Exhibit 5 List of Authorized Representatives

Exhibit 1
to
 Subscription Agent Agreement
Prospectus

Exhibit 2
to
 Subscription Agent Agreement
Form of Subscription Rights Certificate

Exhibit 3
to
 Subscription Agent Agreement
Form of Distribution Letter
[Letterhead of Trinity Capital Corporation]
[Insert date]
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: [                     ]
Re: Trust Account No. [    ] Termination Letter

Ladies and Gentlemen:

Pursuant to Section 4(a) of the Subscription Agent Agreement between Trinity Capital Corporation, a New Mexico corporation ("Company"), and Continental Stock Transfer & Trust Company ("Subscription Agent"), dated as of [__], 2017 ("Subscription Agent Agreement"), you are hereby directed and authorized to transfer the subscription funds held in the segregated account immediately in accordance with the terms of the Subscription Agent Agreement.

Very truly yours, By: Name: Title:

Exhibit 4
to
 Subscription Agent Agreement
Form of Liquidation Letter
[Letterhead of Trinity Capital Corporation]
[Insert date]
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: [ ]
Re: Trust Account No. [ ] Termination Letter
Ladies and Gentlemen:
Pursuant to Section 4(a) of the Subscription Agent Agreement between Trinity Capital Corporation, a New Mexico corporation ("Company"), and Continental Stock Transfer & Trust Company ("Subscription Agent"), dated as of [__], 2017 ("Subscription Agent Agreement"), this is to advise you that the Company has withdrawn or otherwise terminated its Offerings (as defined in the Subscription Agent Agreement).
In accordance with the terms of the Subscription Agent Agreement, we hereby authorize you to commence liquidation of the segregated account in which the subscription monies were held as promptly as practicable to stockholders who elected to exercise their Rights and participants who submitted a Subscription Agreement in the directed share program or Supplemental Offering. You shall commence distribution of such funds in accordance with the terms of the segregated account and you shall oversee the distribution of such funds. Upon the payment of all the funds in the segregated account, your obligations under the Subscription Agent Agreement shall be terminated.
Very truly yours, By: Name: Title:

Exhibit 5
to
 Subscription Agent Agreement
List of Authorized Representatives
Authorized Representative	Specimen Signature

John S. Gulas